EXHIBIT 10.15

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is entered into as October 17, 2011, by and among the Lenders identified on the signature pages hereof (such Lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as agent for the Lenders (in such capacity, “Agent”) AMERICAN PACIFIC CORPORATION, a Delaware corporation (“Borrower”), and the domestic subsidiaries of Borrower listed on the signature pages hereof (“Guarantors”).

WHEREAS, Borrower, Guarantors, Agent, and Lenders are parties to that certain Credit Agreement dated as of January 31, 2011 (as amended, modified or supplemented from time to time, the “Credit Agreement”); and

WHEREAS, Borrower, Agent and Lenders have agreed to amend the Credit Agreement in certain respects subject to the terms and conditions contained herein;

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

2. Amendment to Credit Agreement. In reliance upon the representations and warranties of Borrower set forth in Section 6 below, the Credit Agreement is hereby amended by amending and restating Schedule 5.2 to the Credit Agreement in its entirety in the form attached as Schedule 5.2 to this Amendment.

3. Continuing Effect. Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

4. Reaffirmation and Confirmation. Borrower and each Guarantor hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of Borrower and each Guarantor, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Borrower and each Guarantor hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by Borrower and each Guarantor in all respects.

5. Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent, each in form and substance acceptable to Agent:

Page 1 of Exhibit 10.15

(a) Each party hereto shall have executed and delivered this Amendment to Agent, and

(b) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.

6. Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Agent and Lenders that, after giving effect to this Amendment:

(a) All representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date);

(b) No Default or Event of Default has occurred and is continuing; and

(c) This Amendment and the Credit Agreement, as modified hereby, constitute legal, valid and binding obligations of Borrower and Guarantors and are enforceable against Borrower and Guarantors in accordance with their respective terms.

7. Miscellaneous.

(a) Expenses. Borrower agrees to pay all Lender Group Expenses of Agent (including, without limitation, the fees and expenses of outside counsel for Agent) pursuant to the terms of the Credit Agreement in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as modified hereby.

(b) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York.

(c) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

[signature pages follow]

Page 2 of Exhibit 10.15

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BORROWER:

AMERICAN PACIFIC CORPORATION a Delaware corporation

By:	/S/ DANA M. KELLEY
Name:	Dana M. Kelley
Title:	Vice President, Chief Financial Officer and Treasurer

GUARANTORS:

AMERICAN PACIFIC CORPORATION, a Nevada corporation

By:	/S/ DANA M. KELLEY
Name:	Dana M. Kelley
Title:	Chief Financial Officer and Treasurer

AMERICAN AZIDE CORPORATION, a Nevada corporation

By:	/S/ DANA M. KELLEY
Name:	Dana M. Kelley
Title:	Treasurer

AMPAC FARMS, INC., a Nevada corporation

By:	/S/ DANA M. KELLEY
Name:	Dana M. Kelley
Title:	Treasurer

Page 3 of Exhibit 10.15

AMPAC-ISP CORP., a Delaware corporation

By:	/S/ DANA M. KELLEY
Name:	Dana M. Kelley
Title:	Chief Financial Officer and Treasurer

ENERGETIC ADDITIVES INC., LLC, a Nevada limited liability company

By:	/S/ DANA M. KELLEY
Name:	Dana M. Kelley
Title:	Manager

Page 4 of Exhibit 10.15

AMPAC FINE CHEMICALS LLC, a California limited liability company

By:	/S/ DR. ASLAM MALIK
Name:	Dr. Aslam Malik
Title:	President

AMPAC FINE CHEMICALS TEXAS, LLC, a Delaware limited liability company

By:	/S/ DR. ASLAM MALIK
Name:	Dr. Aslam Malik
Title:	President

Page 5 of Exhibit 10.15

AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender

By:	/S/ RINA SHINODA
Name:	Rina Shinoda
Title:	Vice President

Page 6 of Exhibit 10.15

Schedule 5.2

See Attached

Page 7 of Exhibit 10.15

Schedule 5.2

Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the documents set forth below at the following times in form satisfactory to Agent:

Weekly (no later than the second day of the subsequent week) at all times that Revolver Usage is greater than $0 (or, at any time Borrower requests an Advance or Letter of Credit at a time that Revolver Usage was $0 prior to such Advance or Letter of Credit (including with respect to Borrower’s initial request for an Advance or Letter of Credit following the Closing Date) at least 5 Business Days prior to the requested funding or issuance date for an Advance or Letter of Credit if such information has not yet been provided to Agent as of the end of the preceding week)

(a) an Account roll-forward with supporting details supplied from sales journals, collection journals, credit registers and any other records,

(b) a detailed aging, by total, of Borrower’s Accounts (delivered electronically in an acceptable format, if Borrower has implemented electronic reporting),

(c) a detailed listing of Acceptance Period Accounts,

(d) a detailed listing of deferred revenue, and

(e) a detailed listing of milestone billings.

Monthly (no later than the 20th day of each month); provided, that (i) during a Covenant Enforcement Period, it shall be weekly (no later than the second day of the subsequent week), and (ii) a Borrowing Base Certificate as required by clause (j) shall be required Quarterly (no

(f) an Account roll-forward with supporting details supplied from sales journals, collection journals, credit registers and any other records,

(g) notice of all claims, offsets, or disputes asserted by Account Debtors with respect to Borrower’s and its Subsidiaries’ Accounts,

(h) copies of invoices together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting documentation, with respect to invoices and credit memos in excess of an amount determined in the sole discretion of Agent, from time to time,

(i) Inventory system/perpetual reports specifying the cost and the wholesale market value of Borrower’s and its Subsidiaries’ Inventory, by

Page 8 of Exhibit 10.15

later than the second day of the subsequent week), and (ii) a Borrowing Base Certificate as required by clause (j) shall be required Quarterly (no later than the 20th day of each quarter) rather than monthly at all times that Revolver Usage is $0 and a Covenant Enforcement Period is not in effect, but further provided that at any time that Borrower requests and Advance or Letter of Credit at a time that Revolver Usage was $0 prior to such Advance or Letter of Credit (including with respect to Borrower’s initial request for an Advance or Letter of Credit following the Closing Date), Borrower shall be required to provide a Borrowing Base Certificate to Agent at least 5 Business Days prior to the requested funding or issuance date for an Advance or Letter of Credit if a Borrowing Base Certificate has not yet been provided to Agent upon the date a Borrowing Base Certificate would have been required to be delivered in the absence of this clause (ii)

category (delivered electronically in an acceptable format, if Borrower has implemented electronic reporting),

(j) a Borrowing Base Certificate,

(k) a detailed aging, by total, of Borrower’s Accounts, together with a reconciliation and supporting documentation for any reconciling items noted (delivered electronically in an acceptable format, if Borrower has implemented electronic reporting),

(l) a detailed calculation of those Accounts that are not eligible for the Borrowing Base, if Borrower has not implemented electronic reporting,

(m) a detailed calculation of Inventory categories that are not eligible for the Borrowing Base, if Borrower has not implemented electronic reporting,

(n) a summary aging, by vendor, of Borrower’s and its Subsidiaries’ accounts payable and any book overdraft (delivered electronically in an acceptable format, if Borrower has implemented electronic reporting) and an aging, by vendor, of any held checks,

(o) a detailed report regarding Borrower’s and its Subsidiaries’ cash and Cash Equivalents,

(p) a detailed listing of Acceptance Period Accounts,

(q) a detailed listing of deferred revenue, and

(r) a detailed listing of milestone billings.

Monthly (no later than the 30th day of each month)	(s) a reconciliation of Accounts, trade accounts payable, and Inventory of Borrower’s general ledger accounts to its monthly financial statements including any book reserves related to each category.
Quarterly	(t) a report regarding Borrower’s and its Subsidiaries’ accrued, but unpaid, ad valorem taxes.

Page 9 of Exhibit 10.15

Annually	(u) a detailed list of Borrower’s and its Subsidiaries’ customers, with address and contact information.
Upon request by Agent

(v) copies of purchase orders and invoices for Inventory and Equipment acquired by Borrower or its Subsidiaries, and

(w) such other reports as to the Collateral or the financial condition of Borrower and its Subsidiaries, as Agent may reasonably request.

Page 10 of Exhibit 10.15